Exhibit  23.1





                         Consent of Independent Auditors


We hereby consent to the use in this Registration of Securities by a Small-Business Issuer
 (Form SB-2) of our report dated January 17, 2003 relating to the audited financial statements of NES Worldwide, Inc. And Subsidiary as of and for the year ended September 30, 2002 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.




/s/  Rogoff  &  Company,  P.C.

New  York,  New  York
April  14,  2003